Exhibit 10.4

DENALI HOLDING INC.

2013 STOCK INCENTIVE PLAN

1. Purpose of the Plan.

The purpose of this Denali Holding Inc. 2013 Stock Incentive Plan (the “Plan”) is to aid Denali Holding Inc., a Delaware corporation (the “Company”), and its Affiliates in recruiting and retaining employees, directors and other service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting or selling of Stock Awards. The Company expects that it will benefit from aligning the interests of such persons with those of the Company and its Affiliates by providing them with equity-based awards with respect to the Shares.

2. Definitions. For purposes of this Plan, the following capitalized terms shall have their respective meanings set forth below:

(a) “Affiliate” shall have the meaning given to such term in the Management Stockholders Agreement.

(b) “Applicable Law” shall mean the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” with respect to a Participant shall mean “Cause” as defined in the applicable Stock Award Agreement or if “Cause” is not defined therein, the occurrence of any of the following: (i) a violation of the Participant’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or a violation of any other restrictive covenant by which the Participant is bound; (ii) an act or omission by the Participant resulting in the Participant being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (iii) conduct by the Participant which constitutes gross neglect, insubordination, willful misconduct, or a breach of Dell’s Code of Conduct or a fiduciary duty to the Company, any of its Affiliates or the stockholders of the Company; or (iv) a determination by Dell’s senior management that the Participant violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race, or other prohibited discrimination.

(e) “Change in Control” means the occurrence of any one or more of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person or “group” (as such term is used for purposes of Section 14(d)(2) of the Exchange Act) other than to the Sponsor Stockholders or any of their respective affiliates or to any Person or group in which any of the foregoing is a member;

(ii)	any Person or group, other than the Sponsor Stockholders or any of their respective Affiliates or any Person or group in which any of the foregoing is a member, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, excluding as a result of any merger or consolidation that does not constitute a Change in Control pursuant to clause (iii);

(iii)	any merger or consolidation of the Company with or into any other Person unless the holders of the Common Stock immediately prior to such merger or consolidation beneficially own a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof); or

(iv)	prior to an IPO, the Sponsor Stockholders and their respective Affiliates cease to have the ability to cause the election of that number of members of the Board who would collectively have the right to vote a majority of the aggregate number of votes represented by all of the members of the Board and any Person or group, other than the Sponsor Stockholders and their respective Affiliates or any Person or group in which any of the foregoing is a member, beneficially owns outstanding voting stock representing a greater percentage of voting power with respect to the general election of members of the Board than the shares of outstanding voting stock of the Sponsor Stockholders and their respective Affiliates collectively beneficially own.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of this Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board. For the avoidance of doubt, the Board shall at all times be authorized to act as the Committee under or pursuant to any provisions of this Plan.

(h) “Common Stock” shall mean the Series A common stock, par value $0.01 per share of the Company, Series B common stock, par value $0.01 per share of the Company, the Series C Common Stock and any other series of common stock of the Company that may be issued and outstanding from time to time.

(i) “Consultant” shall mean any person engaged by the Company or any of its Affiliates as a consultant or independent contractor to render consulting, advisory or other services and who is compensated for such services.

(j) “Dell” shall mean Dell Inc., a Delaware corporation, and any successor thereof.

(k) “Disability” shall have the meaning given to such term in the Management Stockholders Agreement.

(l) “Effective Date” shall mean the date the Board approves this Plan, or such later date as designated by the Board.

(m) “Employment” shall mean (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a Consultant, if the Participant is a Consultant, and (iii) a Participant’s services as a non-employee member of the Board or the board of directors (or equivalent governing body) of any Affiliate of the Company.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(o) “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows: (i) if there should be a public market for a Share on such date, the closing price of a Share as reported on such date on the Composite Tape of the principal national securities exchange on which such Share is listed or admitted to trading, or if the Share is not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“NASDAQ”), or, if no sale of a Share shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of a Share has been so reported or quoted shall be used, and (ii) if there should not be a public market for a Share on such date, then Fair Market Value shall be the price determined in good faith by the Board (or a committee thereof).

(p) “Good Reason” with respect to a Participant shall mean “Good Reason” as defined in the applicable Stock Award Agreement or if “Good Reason” is not defined therein, the occurrence of any of the following: (i) a material reduction in the Participant’s base salary; or (ii) a change in the Participant’s principal place of work to a location of more than fifty (50) miles from the Participant’s principal place of work immediately prior to such change; provided, that the Participant provides written notice to Dell of the existence of any such condition within ninety (90) days of the Participant having actual knowledge of the initial existence of such condition and Dell fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). In order to resign for Good Reason, a Participant must actually terminate Employment no later than thirty (30) days following the end of such Cure Period, if the Good Reason condition remains uncured.

(q) “IPO” shall have the meaning given to such term in the Management Stockholders Agreement.

(r) “ISO” shall mean a stock option to acquire Shares that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.

(s) “Management Stockholders Agreement” shall mean the Denali Holding Inc. Management Stockholders Agreement by and among the Company and the other parties thereto dated as of October 29, 2013, as may be amended from time to time, including, but not limited to, any such amendment that may be made in a Stock Award Agreement.

(t) “Option” shall mean a stock option granted pursuant to Section 6 of this Plan.

(u) “Option Price” shall mean the purchase price per Share of an Option, as determined pursuant to Section 6(a) of this Plan.

(v) “Other Stock-Based Awards” has the meaning given such term in Section 8 of this Plan.

(w) “Participant” shall mean a person eligible to receive a Stock Award pursuant to Section 4 and who actually receives a Stock Award or, if applicable, such other Person who holds an outstanding Stock Award.

(x) “Person” shall mean an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

(y) “Plan” shall mean this Denali Holding Inc. 2013 Stock Incentive Plan, as may be amended from time to time.

(z) “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(aa) “Series C Common Stock” shall mean the Series C common stock, par value $0.01 per share of the Company and any class or series of Common Stock into which the Series C Common Stock may be converted or exchanged.

(bb) “Shares” shall mean the shares of Series C Common Stock.

(cc) “Sponsor Stockholders” shall have the meaning given to such term in the Management Stockholders Agreement.

(dd) “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to Section 7 of this Plan.

(ee) “Stock Award” shall mean an Option, Stock Appreciation Right, or Other Stock-Based Award granted (or sold) pursuant to this Plan.

(ff) “Stock Award Agreement” shall mean a written agreement between the Company and a holder of a Stock Award, executed by the Company, evidencing the terms and conditions of the Stock Award.

(gg) “Subsidiary” shall have the meaning given to such term in the Management Stockholders Agreement.

3. Administration by Committee.

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Additionally, the Committee may delegate the authority to grant Stock Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided, that such delegation and grants are consistent with Applicable Law and guidelines established by the Board from time to time. Stock Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Stock Awards under the Plan. Subject to the terms of the Plan and each Stock Award Agreement, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Stock Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may reasonably determine to be necessary to withhold for federal, state, local and/or non-U.S. taxes as a result of the exercise, grant or vesting of a Stock Award (including, without limitation, any applicable income, employment and social security taxes or contributions). The Committee shall also determine the acceptable form or forms pursuant to which the Participant will be able to elect to pay a portion of or all such withholding taxes. To the extent permitted by the Committee in the applicable Stock Award Agreement or otherwise and, in each case, as permitted under Applicable Law, a Participant may elect to pay a portion or all of any withholding taxes (but no more than the minimum amount required to be withheld) by (i) delivery in Shares, or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

4. Shares Subject to the Plan and Participation.

(a) Available Shares. Subject to Section 9, the total number of Shares which may be issued under this Plan is 60,785,823, which number is also the maximum number of Shares for which ISOs may be granted. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of a Stock Award or in consideration of the cancellation or termination of a Stock Award shall reduce the total number of Shares available under this Plan, as applicable. Shares which are subject to Stock Awards which terminate or lapse without the payment of consideration may be granted again under the Plan, unless prohibited by Applicable Law.

(b) Participation. Employees, Consultants, non-employee directors and other service providers of the Company and its Affiliates (subject to Section 5(b) of this Plan) shall be eligible to be selected to receive Stock Awards under the Plan; provided, that ISOs may only be granted to employees of the Company and its Subsidiaries.

5. General Limitations.

(a) Tenth Anniversary. No Stock Award may be granted under this Plan after the tenth anniversary of the Effective Date, but Stock Awards theretofore granted may extend beyond such date.

(b) Consultants. Prior to an IPO, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”), unless the Company determines that such grant need not comply with the requirements of Rule 701 because such grant will satisfy another exemption under the Securities Act, as well as comply with the securities laws of any other relevant jurisdictions.

6. Terms and Conditions of Options.

Options granted under this Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Stock Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 3 hereof).

(b) Exercisability. Options granted under this Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c) Exercise of Options. Except as otherwise provided in this Plan or in the applicable Stock Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the latest of (i) the date a notice of exercise is received by the Company, (ii) the date payment is received by the Company pursuant to clauses (1) or (2) of the following sentence, and (iii) the date on which any condition imposed by the Committee that is consistent with the terms of this Plan and the applicable Stock Award Agreement is satisfied. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee or as specified in the applicable Stock Award Agreement, pursuant to one or more of the following methods: (1) in cash or its equivalent (e.g., by personal check or wire transfer) or (2) in each case to the extent explicitly permitted by the Committee in the applicable Stock Award Agreement or otherwise: (A) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other reasonable requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (B) partly in cash and partly in such Shares, (C) following an IPO, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, (D) by delivering (on a form prescribed by the Company) a full-recourse promissory note, or (E) through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other reasonable conditions imposed by the Committee pursuant to this Plan. No fractional Shares will be issued upon exercise of an Option, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Stock Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under this Plan; provided, that such Option (or portion thereof) otherwise complies with this Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any Stock Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7. Terms and Conditions of Stock Appreciation Rights.

(a) Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in the applicable Stock Award Agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 3); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, multiplied by (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. In addition, each Stock Appreciation Right that is granted in conjunction with an Option or a portion thereof shall automatically terminate upon the exercise of such Option or portion thereof, as applicable. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8. Other Stock-Based Awards.

The Committee, in its sole discretion, may grant or sell Stock Awards of Shares, Stock Awards of restricted Shares and Stock Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Stock Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9. Adjustments upon Certain Events.

Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Stock Awards granted hereunder:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any stock dividend, stock split, reverse stock split, share combination, extraordinary cash dividend, reorganization, recapitalization, merger, consolidation, stock rights offering, spin-off, combination, transaction or exchange of Shares or other corporate exchange, or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable in order to prevent the enlargement or diminution of the benefits or potential benefits intended to be made available under the Plan (subject to Section 17), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Stock Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Stock Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding Stock Awards to reflect such event.

(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 17 and any Participant’s rights under a Stock Award Agreement), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of a Stock Award, (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, cancel such Stock Awards for fair value (as determined by the Committee in its sole discretion in good faith) which, in the case of Options and Stock Appreciation Rights, may, if so determined by the Committee, equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights (it being understood that, in such event, any Option or Stock Appreciation Right having a per share Option Price or exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), (iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, provide for the issuance of substitute Stock Awards that will preserve the rights under, and the otherwise applicable terms of, any affected Stock Awards previously granted hereunder as determined by the Committee in its sole discretion in good faith, and/or (iv) provide that for a period of at least fifteen (15) days prior to the Change in Control, Options and Stock Appreciation Rights shall be exercisable as to all Shares subject thereto (whether or not vested) and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

10. No Right to Employment or Stock Awards.

The granting of a Stock Award under this Plan shall impose no obligation on the Company or any of its Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s right or any of its Affiliates’ rights to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Stock Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Stock Awards. The terms and conditions of Stock Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns.

This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of any such estate and, if applicable, any receiver or trustee in bankruptcy or representative of the creditors of any such Participant.

12. Nontransferability of Awards.

Unless expressly permitted by the Committee in a Stock Award Agreement or otherwise in writing, and, in each case, to the extent permitted by Applicable Law, a Stock Award shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, this Section 12 shall not prevent transfers by will or by the laws of descent and distribution. A Stock Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant, subject to any conditions or qualifications imposed by the Board.

13. Amendments or Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the requisite stockholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or, if applicable, change the maximum number of Shares for which Stock Awards may be granted to any Participant, or otherwise require stockholder approval under Applicable Law, or (b) without the consent of a Participant, if such action would diminish the rights of such individual Participant under any Stock Award theretofore granted to such Participant under the Plan; provided, however, that anything to the contrary notwithstanding, the Committee may amend the Plan in such manner as it deems necessary to cause a Stock Award to comply with the requirements of the Code or other Applicable Laws (including, without limitation, to avoid adverse tax consequences); provided, that such amendment shall not adversely affect the rights or potential benefits of the Participant under the Stock Award unless the Participant consents in writing.

14. Choice of Law.

This Plan and the Stock Awards granted hereunder shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflicts of laws principles thereof.

15. Effectiveness of the Plan.

This Plan shall be effective as of the Effective Date.

16. Foreign Law.

The Committee may grant Stock Awards to eligible individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

17. Exchange Act Exemption.

Notwithstanding anything to the contrary in the Plan or any Stock Award Agreement, until such time as the Company becomes subject to the reporting requirements of Sections 12 or 15(d) of the Exchange Act, if the Company is relying on the exemption from registration under the Exchange Act set forth in Rule 12h-1(f) under the Exchange Act (the “Employee Options Exemption”) in connection with the grant of Options hereunder or the issuance of Shares upon the exercise of such Options, the Plan, the Options granted hereunder and the Stock Award Agreements entered into in connection with such grants are intended to comply with the Employee Options Exemption and, accordingly, to the maximum extent permitted, the Plan, such Options and such Stock Award Agreements shall be interpreted to be in compliance therewith.

18. Section 409A.

The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Stock Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Stock Award, but only to the extent such payment is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan or any Stock Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable on account of a separation from service within the meaning of Section 409A of the Code and during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 18.

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